Exhibit (q)
                            POWER OF ATTORNEY

         We, the undersigned Trustees of The Wright Managed Equity Trust, a Massachusetts business trust, do hereby constitute and appoint Judith R. Corchard, Peter M. Donovan, Alan R. Dynner and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration
Statement on Form N-1A filed by The Wright Managed Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

         Name                                   Capacity                                      Date
     ------------                            -------------                                ------------
Peter M. Donovan                    President, Principal Executive
-----------------                       Officer and Trustee                             March 14, 2006
Peter M. Donovan

Barbara E. Campbell                 Treasurer, Principal Financial
---------------------                   and Accounting Officer                          March 14, 2006
Barbara E. Campbell

James J. Clarke                               Trustee                                   March 14, 2006
---------------------
James J. Clarke

Dorcas R. Hardy                               Trustee                                   March 14, 2006
---------------------
Dorcas R. Hardy

A. M. Moody, III                              Trustee                                   March 14, 2006
---------------------
A.M. Moody, III

Richard E. Taber                              Trustee                                   March 14, 2006
---------------------
Richard E. Taber



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